SCHEDULE 14C

Information Required in Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐  Preliminary Information Statement

☑  Definitive Information Statement

Carolco Pictures, Inc.

(Name of Company As Specified In Charter)

Not Applicable

(Name of Person(s) Filing the Information Statement if other than Company)

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1)   Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share

2)   Aggregate number of securities to which transaction applies:

59,851,625 common shares, 5,000,000 preferred shares.

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

☐

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Carolco Pictures, Inc.

1395 Brickell Avenue Suite 800,

Miami, Florida 33131

(877) 535-1400

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about December 14, 2015 to the stockholders of record, as of November 24, 2015 to shareholders of Carolco Pictures, Inc., a Florida corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of one stockholder (management) holding a total of 5,000,000 Series A Preferred Shares and 12,500,000 shares of common stock (The 5,000,000 shares of Series A Preferred Shares held by management has 1,000 votes per share of preferred stock for every matter voted by shareholders); thus, combined with the 59,851,625 issued and outstanding shares of common stock as of November 24, 2015, there would be a total of 5,059,851,625 voting capital shares of which 5,012,500,000 shares have voted in favor of the action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. Since the accompanying Information Statement is first being sent or given to security holders on December 14, 2015 to the corporate action described therein may be effective on or after January 4, 2016.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

Ratification of the increase of the authorized shares of common stock of the Company from four hundred million (400,000,000) shares of capital stock, consisting of Three Hundred and Fifty Million (350,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors to Five Billion, Fifty Million (5,050,000,000) shares of capital stock, consisting of Five Billion (5,000,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors.

The increase in the authorized shares described in the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by the Florida Business Corporations Act of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Sam Lupowitz

Chief Executive Officer

December 14, 2015

The elimination of the need for a meeting of stockholders to approve this action is made possible by Florida Business Corporations Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholder who holds a majority of the voting power of our capital stock.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

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Changes in relationships and market for the development of the business of the Company that would affect our earnings and financial position.

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Considerable financial uncertainties that could impact the profitability of our business.

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Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

Carolco Pictures, Inc.

1395 Brickell Avenue Suite 800,

Miami, Florida 33131

(877) 535-1400

This Information Statement is being furnished by Carolco Pictures, Inc., a Florida corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holders of a majority of the voting power of the Company’s issued and outstanding voting securities. By written consent dated November 24, 2015, the holder of a majority of the voting power approved the increase of the authorized shares of capital stock of the Company from four hundred million (400,000,000) shares of capital stock, consisting of Three Hundred and Fifty Million (350,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors to Five Billion, Fifty Million (5,050,000,000) shares of capital stock, consisting of Five Billion (5,000,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors. We are first sending or giving this Information Statement on or about December 24, 2015 to our stockholders of record as of the close of business on November 24, 2015 (the “Record Date”). Our principal executive offices are located at 1395 Brickell Avenue Suite, Suite #800, Miami, Florida and our main telephone number is (877) 525-1400.

Board Approval of the Increase in Authorized Common Shares

On November 24, 2015, our board of directors authorized the increase of the authorized shares of capital stock of the Company from four hundred million (400,000,000) shares of capital stock, consisting of Three Hundred and Fifty Million (350,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors to Five Billion, Fifty Million (5,050,000,000) shares of capital stock, consisting of Five Billion (5,000,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors.

The primary reason for the increase in authorized shares of common stock is to provide for the additional contractually required common stock reserves underlying certain convertible debentures and promissory notes. The Company may use the additional shares for subsequent financing. Notwithstanding the foregoing, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock and Preferred Stock, although opportunities for acquisitions and equity financings could arise at any time.

The Action by Written Consent

On November 24, 2015, the holders of a majority of the votes of the Company’s outstanding voting securities approved the increase of the authorized shares of capital stock of the Company from four hundred million (400,000,000) shares of capital stock, consisting of Three Hundred and Fifty Million (350,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors to Five Billion, Fifty Million (5,050,000,000) shares of capital stock, consisting of Five Billion (5,000,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors. The holders of a majority of the votes of the Company’s outstanding voting securities are comprised of 5,000,000 shares of Series A Preferred Shares and 12,500,000 shares of common stock; thus, combined with the 59,851,625 issued and outstanding shares of common stock as of November 24, 2015, there would be a total of 5,059,851,625 voting capital shares of which 5,012,500,000 shares have voted in favor of the action.

No Further Voting Required

We are not seeking consent, authorizations, or proxies from you. The Florida Business Corporations Act and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval by at least a majority of the outstanding voting power of our voting securities is required to approve the increase in the authorized shares of common stock.

Notice Pursuant to the Florida Business Corporations Act

Pursuant to the Florida Statutes, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Florida Statutes.

Dissenters’ Rights of Appraisal

The Florida Business Corporations Act does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK

“Company,” “our company,” “us,” “Carolco,” “we” and “our” refer to Carolco Pictures, Inc. unless the context requires otherwise

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in the registration statement include or relate to, among other things, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in the registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the registration statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the registration statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of the registration statement, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in the registration statement, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Any statement in the registration statement that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

Overview

Carolco Pictures, Inc. (f/k/a Brick Top Productions, Inc.)

Carolco Pictures, Inc. (formerly “Brick Top Productions, Inc.” or the “Company”) was incorporated under the laws of the State of Florida on in February 2009 under the name “York Entertainment, Inc.” The Company changed its name to Brick Top Productions, Inc. in October 2010. In January 2015, the Company changed its name from Brick Top Productions, Inc. to Carolco Pictures, Inc. In addition, in January 2015, the Company changed its stock symbol from “BTOP” to “CRCO.”

We are an award winning feature film and television specials production company. We seek to finance, produce and distribute one or more television series and feature films to be licensed for exploitation in domestic and international theatrical, television, cable, home video and pay per view markets. Through our subsidiary, High Five Entertainment, we specialize in the development and presentation of quality television programming including series, specials, pilots, live events and award shows. We seek to combine modern business strategy with old-fashioned industry experience by bringing together highly trained relative newcomers and entertainment industry stalwarts to create low risk, high profit and artistically acclaimed feature film and television projects.

Acquisition of a Majority Equity Interest of York Productions, LLC

York Productions, LLC (“York”) was organized under the laws of the State of Florida in October 2008. On June 1, 2010, the Company acquired 6,000 Class A units of York for $75,000, representing a 60% equity interest. York is currently inactive.

Formation of York Productions II, LLC

York Productions II, LLC (“York II”) was organized under the laws of the State of Florida in June 2013. The Company owns 6,000 Class A units of York II, representing a 60% equity interest. York II is currently inactive.

Acquisition of a Majority Equity Interest of S&G Holdings, Inc.

S&G Holdings, Inc., doing business as High Five Entertainment (“S&G”), was organized under the laws of the State of Tennessee in January 2005. On December 24, 2013, the Company acquired 75% of the issued and outstanding shares of common stock of S&G for $235,000 including $210,000 to the stockholders of S&G and $25,000 to a brokerage firm in connection with the acquisition. The Company also agreed to make a capital contribution of $100,000 to S&G at closing as well as an additional $365,000 capital contribution prior to September 2014.

S & G Holdings, Inc.

S & G Holdings, Inc. (“S&G”) was incorporated in Tennessee in January 2005. It was formed for the sole purpose of acquiring all of the assets, rights and properties of HFE Holdings, LLC, a limited liability company organized under the laws of the State of Tennessee (“HFE”). HFE produces programming for television and other media.

On December 31, 2004, S&G, an unincorporated company, completed the acquisition of HFE. The Company acquired the accounts receivable, inventories, prepaid expenses, contract rights, tangible and intangible property of HFE and 100% of the equity interest of High Five Television, LLC (“Television”), a limited liability company organized under the laws of the State of Tennessee. In connection with the consummation of the acquisition of HFE the Company agreed to pay (i) $18,800 in cash at closing and (ii) a royalty in the amount of $1,200,000; $81,200 of which was paid at closing and the remaining balance of $1,118,800 to be paid with (a) 3% of all gross billing to be paid quarterly based on the prior quarter’s receipts and (b) $6,500 as a royalty for one specific series. Television is inactive.

Recent Developments

On April 29, 2015, the Company entered into an agreement (the “Agreement”) with Mario Kassar, the Chairman of the Company’s Board of Directors, pursuant to which Mr. Kassar will utilize $250,000 of the Company’s funds for costs relating to the production of the film “Audition.” Pursuant to the terms of the Agreement, the Company engaged Mr. Kassar to render producing and sales services for each film in the “Rambo” franchise, “SMITE” franchise or other feature length motion picture property introduced to the Company by Mr. Kassar (each, a “Picture”) on the same terms as apply to “Audition,” except that the producing fee shall not be less than 10% of the budget of each Picture. In addition, the Company agreed to issue 100,000 shares of its common stock to Mr. Kassar, instead of paying Mr. Kassar the $100,000 payment that the Company was required to pay in April 2015 under the Agreement for Chairman of Board of Directors dated February 13, 2015 (the “Board Agreement”). Pursuant to the terms of the Agreement, the Company and Mr. Kassar agreed that the Company would pay Mr. Kassar $100,000 on or before May 17, 2015, and that such payment shall be the final payment due under the Board Agreement. The Company also agreed to pay Mr. Kassar 5% of the purchase price of any Carolco-produced feature length films in the “Rambo” franchise and all completed films or film libraries acquired by the Company with Mr. Kassar’s assistance and based on Mr. Kassar’s introduction to the Company of such completed films or film libraries. The terms of the Agreement also provide that the Company will pay Mr. Kassar a discretionary bonus in relation to his efforts in bringing projects and opportunities to the Company.

On October 9, 2015, on October 5, 2015, Alexander Bafer, Carolco Pictures, Inc.’s controlling shareholder, Chief Executive Officer and director (the “Seller”), entered into and closed separate and distinct Securities Purchase Agreements (the “Agreement”) with individual Purchasers. The Purchasers (individually) purchased in the aggregate from the Seller a total of 35,000,000 shares of the Company’s common stock.

On October 16, 2015, Mr. Alexander Bafer resigned his position as president and CEO of the Company. Following a resolutions by the Board of Directors, Sam Lupowitz was appointed President, CEO and CFO of the Company. During this period the members of the Board of Directors was modified to include a Board consisting of Sam Lupowitz, Joseph I. Emas, and Mario Kassar.

Mr. Bafer's rationale behind the execution of the overall transaction was to enhance shareholder value by bringing in an investor group which included a principal investor, Mr. Sam Lupowitz, and the business model developed by Mr. Lupowitz, a model designed to bring the "Carolco" brand - associated mainly with mega-successful motion picture franchises such as "Rambo" and "Terminator" - back to its former glory while attempting to offset much of the financial risk typically associated with production.

Mr. Lupowitz gained extensive feature-length motion picture production and worldwide distribution experience first working side by side for many years with one of the world's most prolific filmmakers, the late Menahem Golan of "Golan-Globus" and The Cannon Group, Inc. ("Cannon") fame. Cannon ultimately acquired one of Hollywood's seven major motion picture studios (Metro-Goldwyn, Mayer, Inc.) (a/k/a "MGM"). Further, Mr. Golan is credited by many for having invented "pre-sales", a term that refers to the pre-licensing of the distribution rights in and to motion pictures prior to their actual production (pursuant to Mr. Lupowitz' model, a technique the Company intends to use to offset financial risk).

Mario Kassar, co-founder of the original "Carolco" and producer of the first three installments of the "Rambo" franchise, two installments of the "Terminator" franchise, "Total Recall" and "Basic Instinct", as well as many other major motion pictures, remains as Carolco's chairman.

Competition

We face stiff competition from other participants in the television and motion picture business, including major networks such as ABC, NBC, CBS, for example, and major studios such as Sony, Miramax, Paramount Pictures Corporation, Universal Pictures, and Columbia Pictures, for example, which have access to funding substantially greater than that which is available to us.

DESCRIPTION OF PROPERTY

We operate from leased offices located at 1395 Brickell Avenue Suite, Suite #800, Miami, Florida 33131. We do not hold any material investments in other real or personal property other than office equipment. . We pay a monthly base rent of $99.00 per month on a month to month basis. We anticipate these facilities will be adequate for the immediate future but that if we are successful developing our business plan, we will need to seek larger or additional office quarters

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Management's Discussion and Analysis of Financial Condition is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. When preparing our financial statements, we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, along with the amounts of revenues and expenses during the reported period. Significant estimates include, but are not limited to, the estimated useful lives of property and equipment and website development costs. Actual results could differ from those estimates.

Results of Operations

Results of Operations for the Three Months Ended September 30, 2015 Compared to the Three Months Ended September 30, 2014

	Three Months Ended September 30,
	2015	2014
Revenue	$366,169	$374,235
Cost of goods sold	$286,147	212,425
Operating expenses	$147,907	$671,672
Loss before income tax provision and non-controlling interest	$(984,445)	$(505,504)
Net income (loss) attributable to non-controlling interest	$4,931	$11,653
Net loss attributable to Carolco Pictures’ stockholders	$(989,376)	$(517,157)

Revenues for the three months ended September 30, 2015 and 2014 remained relatively constant between the periods totaling $366,169 and $374,235, respectively. The bulk of our revenue is derived from production services, including award programming, much of which is seasonal. Revenue recognition is deferred until product is delivered and accepted by our customers. Our future revenue plan is dependent, in part, on our ability to effectively market The Doorman pilot and close new viable acquisitions of film rights.

Cost of goods sold for the three months ended September 30, 2015 were $286,147, as compared to $212,425 for the three months ended September 30, 2014. Cost of goods sold consists primarily of direct production labor and production equipment rental. These costs increased approximately $74,000 between periods. This increase was attributable primarily to production labor as the Company increased staff in anticipation of future planned production projects.

Operating expenses for the three months ended September 30, 2015 totaled $147,907, compared to $671,672 for the three months ended September 30, 2014. The decrease of approximately $524,000 was primarily attributable to a sharp drop in compensation expenses recognized between the periods. Compensation expense recognized in the prior year reflected significant costs associated with stock based compensation expense recognized attributable to the Company’s acquisition of S&G Holdings, Inc. during the fourth quarter 2013.

The Company realized a loss before income tax provision and non-controlling interest of $984,445 for the three months ended September 30, 2015, compared to a loss before income tax provision and non-controlling interest of $505,504 for the three months ended September 30, 2014. The sharp increase is primarily due to the significant increase in compensation expense recognized in 2014 as discussed above, being more than offset by related party interest expense recognized in 2015 of approximately $1,083,000. The related party interest expense resulted from the reissuance of notes payable totaling $543,115, due the CEO which included embedded derivatives ultimately recognized in interest expense for the period.

Results of Operations for the Nine Months Ended September 30, 2015 Compared to the Nine Months Ended September 30, 2014

	Nine Months Ended June 30,
	2015	2014
Revenue	$768,529	$644,887
Cost of goods sold	$623,381	$385,215
Operating expenses	$1,054,099	$2,746,520
Loss before income tax provision and non-controlling interest	$(1,946,029)	$(2,441,692)
Net loss attributable to non-controlling interest	$(17,494)	$(18,579)
Net loss attributable to Carolco Pictures’ stockholders	$(1,928,535)	$(2,393,113)

Revenues for the nine months ended September 30, 2015 totaled $768,529, as compared to $644,887 for the nine months ended September 30, 2014. The increase in revenue was due to an increase in demand for the Company’s production services, particularly in area of award presentation programming. The Company continues to focus much of its efforts in the area of productions related to televised awards programming where it believes it has the expertise to grow in this sector. Revenue recognition is deferred until product is delivered and accepted by our customers. Our future revenue plan is, in part, dependent on our ability to effectively market The Doorman pilot and close new viable acquisitions of film rights.

Cost of goods sold for the nine months ended September 30, 2015 totaled $623,381, as compared to $385,215 for the nine months ended September 30, 2014. Cost of goods sold consists primarily of direct production labor and production equipment rentals. These costs increased approximately $238,000 between periods. This increase was attributable in part a 19% increase in revenues and  primarily to increases in production labor as the Company increased staff in anticipation of future planned production projects.

Operating expenses for the nine months ended September 30, 2015 totaled $1,054,099, compared to $2,746,520 for the nine months ended September 30, 2014. The sharp decrease of approximately $1,692,000 was primarily attributable to a reduction in compensation paid to executives in the form of common shares and warrants in the prior period. Compensation expenses totaled $349,525 for the nine months ended September 30, 2015, down from $2,107,540 for the same period of the preceding year, a reduction of approximately $1,759,000.

The Company has realized a loss before income tax provision and non-controlling interest of $1,946,029 for the nine months ended September 30, 2015, compared to a loss before income tax provision and non-controlling interest of $2,411,692 for the nine months ended September 30, 2014. The decrease is primarily due to the sharp decline in compensation expense as described above being offset by increase in interest expense recognized as a result of fair value recognition given to certain convertible notes as described previously.

Liquidity and Capital Resources

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Net Cash Used In Operating Activities	$721,480	$107,774
Net Cash Used In Investing Activities	$252,649	$51,203
Net Cash Provided by Financing Activities	$976,451	$364,452
Net Change in Cash	$2,322	$205,475

As of September 30, 2015, our assets totaled $878,026 and our liabilities totaled $2,238,709 and we had negative working capital of $1,684,087.

Pursuant to the terms of our employment agreement with Mr. Bafer, we are obligated to pay Mr. Bafer $150,000 per year. On October 1, 2011, Mr. Bafer agreed to waive future base salary under his employment agreement, until further notice, in an effort to reduce our operating expenses. Prior to that time, we did not have sufficient cash flows to make the required payments under the employment agreement and therefore, accrued all unpaid salary until such time we generate revenues from operations or raise additional capital through one or more financing transactions. Accrued salaries due Mr. Bafer totaled $125,000 and $150,000 at September 30, 2015 and December 31, 2014, respectively.

As part of the Company’s acquisition of S&G Holdings, Inc. (doing business as High Five Entertainment) (“S&G”) in December 2013, the Company entered into an executive employment agreement with Mr. Martin Fischer, pursuant to which Mr. Fischer will serve as S&G’s president for an initial term of five years with an initial base salary of $144,000. He will also be entitled to an annual bonus of up to $100,000 based on performance and a monthly car allowance of $500. In addition, the Company awarded Mr. Fischer an option to purchase 1,491,351 shares of common stock, exercisable at $0.01 per share, which vested throughout 2014.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our attaining and maintaining profitable operations and raising additional capital as needed. In this regard, we have raised additional capital through equity offerings and loan transactions, and, in the short term, will seek to raise additional capital in such manners to fund our operations. We do not currently have any additional third party financing available in the form of loans, advances, or commitments. Our officers and shareholders have not made any written or oral agreement to provide us additional financing. There can be no assurance that we will be able to continue to raise capital on terms and conditions that are deemed acceptable to us.

Off-Balance Sheet Arrangements

As of September 30, 2015, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations liquidity, capital expenditures or capital resources.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying unaudited consolidated financial statements, the Company had an accumulated deficit at September 30, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is attempting to produce sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to produce sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds.

The unaudited consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Principles of Consolidation. The consolidated financial statements of Company include the accounts of Carolco Pictures, Inc. and its majority-owned subsidiaries, York Productions, LLC, York Productions II, LLC, and S&G Holdings, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Income Tax Provision. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns pursuant to the provisions of ASC 740—Income Taxes. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

Capitalized Movie Pilot Costs - Film Property and Screenplay Rights. The Company capitalizes costs it incurs to buy film or transcripts that will later be marketed or be used in the production of films according to ASC 926—Entertainment – Films. The Company will begin to amortize capitalized film cost when a film is released and it begins to recognize revenue from the film.

Non-Controlling Interest. The Company reports the non-controlling interest in its majority owned subsidiaries in the consolidated balance sheets within the equity section, separately from the Company’s stockholders’ equity. Non-controlling interest represents the non-controlling interest holders’ proportionate share of the equity of the Company’s majority-owned subsidiaries. Non-controlling interest is adjusted for the non-controlling interest holders’ proportionate share of the earnings or losses and other comprehensive income (loss) and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth the executive officers and/or Directors of the Company, and all offices and positions with the Company.

Name	Position
Sam Lupowitz	Chief Executive Officer, Chief Financial Officer, and Director
Joseph I. Emas	Director
Mario Kassar	Chairman of the Board of Directors

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of office are at the direction of the Board of Directors. The following is a brief description of the business experience of our executive officers and Directors.

Sam Lupowitz, Chief Executive Officer, Chief Financial Officer and Director

Sam Lupowitz, for the last five years, has been an investor in first mortgage loans against real estate. Previously he was an independent producer of such films as “The Versace Murder”, “Kickboxing Academy” and “Miami”.

Joseph I. Emas, Director

Mr. Emas is licensed to practice law in Florida, New Jersey and New York is serving as our outside securities counsel. Mr. Emas is the senior partner of Joseph I. Emas, P.A. Mr. Emas specializes in securities regulation, corporate finance, mergers and acquisitions and corporate law. Mr. Emas received his Honors BA at University of Toronto, Bachelor of Administrative Studies, with distinction, at York University in Toronto, his JD, cum laude from Nova Southeastern Shepard Broad Law School and his L.L.M. in Securities Regulation at Georgetown University Law Center. Mr. Emas was an Adjunct Professor of Law at Nova Southeastern Shepard Broad Law School. Mr. Emas received the William Smith Award, Pro Bono Advocate for Children in 2000 and the 2006 Child Advocacy Award in Florida and is the author of “Update of Juvenile Jurisdiction Florida Practice in Juvenile Law.” Mr. Emas was been a member of the Juvenile Court Rules Committee for the State of Florida from 1999 through 2006, and currently sits on the Florida Child Advocacy Committee.

Mario Kassar, Chairman of the Board of Directors

Mr. Kassar has been for over 30 years and is currently a producer and executive producer of world-wide blockbuster movies.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board of Directors

Our By-laws provide that there must be no less than one and no more than seven directors, as determined by the Board of Directors. Our Board of Directors currently consists of three directors.

Directors need not be stockholders of the Company or residents of the State of Florida. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

The executive officers of the Company are appointed by the Board of Directors.

Board Committees

Our Board of Directors has not yet appointed an audit committee, a compensation committee, or a nominating and corporate governance committee due to the small size of the Company and our Board. We have no current plans to establish an independent audit committee, compensation committee or corporate governance committee.

Code of Ethics

We do not currently have a Code of Ethics that applies to employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because we are a newly public company. We plan to adopt a Code of Ethics in near future.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefore. Further, members of special or standing committees may be given compensation for attending committee meetings.

Indemnification of Officers and Directors

As permitted by Florida law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) the person who served as the Chief Executive Officer of Carolco Pictures, Inc. during the year ended December 31, 2014, regardless of the compensation level, and (ii) each of our other executive officers, serving as an executive officer at any time during 2014. The foregoing persons are collectively referred to in this Information Statement as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Bafer,	2014	0	0	0	0	0	0	0	0
CEO, CFO, & Director*	2013	0	0	0	0	0	0	0	0
Gary D. Alexander,	2014	0	0	0	0	0	0	0	0
Vice President & Director **	2013	0	0	0	0	0	0	0	0

*    Mr. Bafer resigned all positions with the Company on October 16, 2015

**  Mr. Alexander resigned all positions with the Company on February 6, 2014.

Background and Qualifications of Directors.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. As more specifically described in the biographies set forth above, our directors possess relevant knowledge and experience in the finance, accounting and business fields generally, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.

Mario Kassar Agreement

Effective as of February 13, 2015, the Company’s Board of Directors appointed Mario Kassar as the Chairman of the Board of Directors of the Company. In consideration for his services, the Company irrevocably granted Mr. Kassar 500,000 shares of the Company’s unregistered shares of common stock and the option to purchase all or any part of 400,000 shares of the Company’s common stock at an exercise price of $1.00 per share, exercisable until 10 years after the Effective Date. The Company also assumed an obligation to pay Mr. Kassar $500,000 to cover taxes with respect to compensation paid to him as Chairman.  In addition, the Company agreed to reimburse Mr. Kassar for all business expenses incurred or paid by him in the performance of his duties on behalf of the Company including, without limitation, all required travel and lodging expenses. The Company also agreed to indemnify Mr. Kassar against any and all losses, liabilities, damages, expenses (including outside attorneys’ fees), judgments, fines and amounts incurred by Mr. Kassar in connection with any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including any action by or in the right of the Company, by reason of any act or omission to act in connection with the performance of his duties under the agreement to the fullest extent that the Company is permitted to indemnify him under the Company’s Articles of Incorporation in effect as of the Effective Date and applicable law.

Outstanding Option Awards at Year End

At the end of our last completed fiscal year, our named executive officers did not have any outstanding unexercised options, stock that has not vested, or equity incentive plan awards.

Outstanding Equity Awards At Fiscal Year-End Table

At the end of our last completed fiscal year, our named executive officers did not have any outstanding unexercised options, stock that has not vested, or equity incentive plan awards.

Option Exercises and Stock Vested Table

None.

Pension Benefits Table

None.

Non-Qualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 24, 2015, with respect to the shares of common stock beneficially owned by: (i) each current director; (ii) each executive officer; (iii) all current executive officers (regardless of salary and bonus level) and directors as a group; and (iv) each person or entity known by us to beneficially own more than 5% of our outstanding common stock. The address for each director and executive officer is 1395 Brickell Avenue Suite, Suite #800, Miami, Florida 33131. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

This table is based upon information obtained from our stock records.

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP OF COMMON STOCK(1)(2)	PERCENTAGE OF CLASS OF COMMON STOCK(2) (excluding Preferred Stock, see (2)
Sam Lupowitz	12,500,000(2)	21%
Joseph I. Emas	-0-	0%
Mario Kassar	600,000(2)	1%
All directors and executive officers as a group (3 persons)	13,000,000 (2)	22%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.

(2)

Based on 59,851,625 shares of common stock outstanding as of November 24, 2015; excludes 5,000,000 shares of Series A Preferred stock held by Sam Lupowitz, each share of Series A Preferred Stock having 1,000 votes on all matters voted upon by the shareholders.

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or common stock purchase warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

Preferred Stock

On November 20, 2015 (and revised on November 24, 2015), the Board of Directors designated 5,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Preferred Stock, with specific rights and preferences including the provision that each share of the Series A Preferred Stock shall have one thousand votes on all matters presented to be voted by the holders of Common Stock. The Series A Preferred Stock is not convertible to Common Stock.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to the Company’s Bylaws and the Florida Articles of Incorporation, a vote by the holders of at least a majority of the outstanding capital shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the Record Date, the Company had 5,059,851,625 voting shares issued and outstanding, consisting of 5,000,000 shares of Series A Preferred shares and 59,851,625 shares of common stock, each share of Series A Preferred Stock has 1,000 votes on all matters voted upon by the shareholders and each share of common stock is entitled to one vote per share. The consenting stockholder is the record and beneficial owner of 5,000,000 Series A Preferred Shares and 12,500,000 shares of common stock. Pursuant to the Florida Business Corporations Act, the consenting stockholder voted in favor of the actions described herein in a written consent, dated November 24, 2015. No consideration was paid for the consent. The consenting stockholders‘ name, affiliations with the Company and beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage (2)
Sam Lupowitz (1)	Director, Officer and Stockholder	5,012,500,000	99%
TOTAL		5,012,500,000	99%

(1)   Mr. Sam Lupowitz is the Chief Executive Officer, Chief Financial Officer and a director of the Company.

(2)   Based upon 5,059,851,625 “Voting Shares” outstanding as of November 24, 2015.

INCREASE AUTHORIZED COMMON SHARES

Material Terms, Potential Risks And Principal Effects Of The Increase of Authorized Common Shares

Our Board of Directors and the consenting majority stockholders have adopted and approved resolutions and an amendment to the Articles Of Incorporation to effect an increase of the number of common shares of the Company that the Company may issue are increased from four hundred million (400,000,000) shares of capital stock, consisting of Three Hundred and Fifty Million (350,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors to Five Billion, Fifty Million (5,050,000,000) shares of capital stock, consisting of Five Billion (5,000,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors.

The increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being presented with the intent that it be utilized as a type of anti-takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Carolco Pictures, Inc., 1395 Brickell Avenue Suite, Suite #800, Miami, Florida and our main telephone number is (877) 525-1400.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

•

Reports in Form 8-K.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this proxy statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

CAROLCO PICTURES, INC.

By /s/ Sam Lupowitz

Sam Lupowitz

Chief Executive Officer

December 14, 2015